CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and "Financial Highlights" in the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 313 to File No. 333-151713; Amendment No. 316 to File No. 811-22209) of Global X Funds of our report dated December 30, 2015 with respect to the Global X Brazil Consumer ETF, Global X Brazil Mid Cap ETF, Global X China Consumer ETF, Global X China Energy ETF, Global X China Financials ETF, Global X China Industrials ETF, Global X China Materials ETF, Global X Copper Miners ETF, Global X Fertilizers/Potash ETF, Global X FTSE Andean 40 ETF, Global X FTSE Greece 20 ETF, Global X FTSE Nordic Region ETF, Global X FTSE Portugal 20 ETF, Global X GF China Bond ETF, Global X Gold Explorers ETF, Global X GuruTM Index ETF, Global X GuruTM International Index ETF, Global X GuruTM Activist Index ETF, Global X Lithium ETF, Global X MSCI Argentina ETF, Global X MSCI Colombia ETF, Global X MSCI Nigeria ETF, Global X MSCI Norway ETF, Global X MSCI Pakistan ETF, Global X NASDAQ China Technology ETF, Global X Next Emerging & Frontier ETF, Global X Permanent ETF, Global X Scientific Beta US ETF, Global X Scientific Beta Europe ETF, Global X Scientific Beta Japan ETF, Global X Scientific Beta Asia ex-Japan ETF, Global X Silver Miners ETF, Global X Social Media Index ETF, Global X Southeast Asia ETF, Global X SuperDividend® ETF, Global X SuperDividend® U.S. ETF, Global X SuperDividend® Emerging Markets ETF, Global X SuperDividend® REIT ETF, Global X SuperIncomeTM Preferred ETF, Global X Uranium ETF, Global X YieldCo Index ETF, Global X | JPMorgan Efficiente Index ETF, and Global X | JPMorgan US Sector Rotator Index ETF, included in the 2015 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 22, 2016